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CENTEX CONSTRUCTION PRODUCTS, INC.

(Name of Registrant as Specified In Its Charter)

CENTEX CORPORATION

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FOR IMMEDIATE RELEASE

For additional information, contact at 214-981-5000:
Laurence E. Hirsch, Chairman and CEO
Matthew G. Moyer — Vice President, Investor Relations
http://www.centex.com

CENTEX ANNOUNCES IT WILL SPIN-OFF
CENTEX CONSTRUCTION PRODUCTS, INC. (CXP) TO CENTEX SHAREHOLDERS

DALLAS (July 21, 2003) - Centex Corporation (NYSE: CTX) announced today that it has reached an agreement with Centex Construction Products, Inc. (NYSE: CXP) to distribute Centex’s entire equity interest in CXP to the Centex shareholders in a tax-free transaction. Centex owns approximately 65% of the outstanding CXP shares. Centex estimates that a holder of a share of Centex common stock will receive .19 shares of CXP stock pursuant to the spin-off. Based on CXP’s stock closing price of $38.27 today, the CXP shares to be distributed have a value of approximately $458 million, or $7.40 per share of Centex common stock. Under the agreement, CXP will reclassify its stock into two classes and pay a special one-time cash dividend of $6 per share to all of its shareholders (including Centex) shortly before the spin-off. It is anticipated that both payment of the cash dividend by CXP and the spin-off will be concluded on or about December 31, 2003.

     Centex has submitted to the Internal Revenue Service (IRS) a request for a private letter ruling confirming that a spin-off effected in this manner will be a tax-free transaction. The CXP board of directors formed a special committee consisting solely of independent directors to evaluate the spin-off and related transactions. In conjunction with its legal and financial advisors, the special committee reviewed the proposed transactions, and then negotiated with Centex, culminating in the agreement that was reached earlier today.

     Centex believes that the spin-off of CXP on the terms described above will benefit both companies because, among other considerations, it will eliminate competition for capital between CXP and the other businesses of Centex, and will allow management of each company to focus on the opportunities and challenges specific to its respective business. As reported by CXP in its SEC filings, CXP has little debt, and Centex believes that CXP’s operations are sound and established, its management is experienced and talented and its prospects are good. It is anticipated that the cash dividend will be funded in substantial part through borrowings to be made by CXP, and will leave CXP with a debt to capital ratio of approximately 22%.

     During the fiscal year ending March 31, 2003 CXP’s net earnings were approximately $57 million, and Centex’s share of those earnings was approximately $37 million, or less than 7% of Centex’s total $555,919,000 in net earnings. On a per share basis, CXP contributed approximately $.59 per share to Centex’s net earnings of $8.83 per diluted share. During the first quarter of fiscal 2004, as reported by CXP earlier today, CXP generated net earnings of approximately $14 million or $.77 per outstanding CXP share. Centex’s share of these earnings ($.14 per Centex share) accounted for approximately 6.5% of its consolidated net earnings for the same period. For the same period Centex reported net earnings of $2.23 per share.

     The impact of the spin-off on Centex earnings is estimated at approximately $.15 per share for the quarter beginning January 1, 2004. Centex believes that the spin-off will not affect its credit ratings.

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CENTEX ANNOUNCES CXP SPIN-OFF, Page 2

     Centex and CXP have agreed that the spin-off of CXP may only be accomplished on a tax-free basis. Under the terms of the agreement, approximately 77% of the outstanding CXP shares held by Centex will be exchanged for a new class of CXP common stock (the “Class B” stock). The number of Class B shares received by Centex will be approximately 50% of the total CXP shares outstanding. The Class B stock will be identical in all respects to the existing CXP common stock, but will be entitled to elect at least 85% of the CXP board of directors. Upon completion of this recapitalization Centex will distribute all of the new CXP Class B shares, together with the remaining shares of CXP common stock held by Centex, to the Centex shareholders. Prior to the spin-off CXP will pay a cash dividend to its shareholders (including Centex) of $6 per share of CXP stock. Such a dividend will only be declared and paid in conjunction with the spin-off.

     The CXP special committee, which consists of three directors who are not employees of or otherwise affiliated with Centex, engaged its own financial advisor and legal counsel to assist it in evaluating these transactions. Certain of these transactions will require approval by the shareholders of CXP, as well as receipt of the ruling by the IRS of the tax-free nature of the spin-off. The listing of Class B common stock of CXP will also require the approval of the New York Stock Exchange. For these reasons, there can be no assurance that the spin-off or any of the other transactions described above will occur on the terms described above, if at all.

     Centex, through its subsidiaries, ranks among the nation’s leading homebuilders, non-bank-affiliated retail mortgage originators, commercial contractors and construction products manufacturers. Centex is a Fortune 300 company and consistently ranks among the most admired companies in its industry. CXP is a Dallas-based company that manufactures and distributes cement, gypsum wallboard, recycled paperboard and concrete and aggregates.

Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when Centex is discussing its beliefs, estimates or expectations. These statements are not guarantees of future performance and involve a number of risks and uncertainties. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. No assurance can be given as to the price at which the CXP stock will trade after the spin-off. The principal risks and uncertainties that may affect the spin-off and related transactions include the fact that these transactions are subject to obtaining the corporate, stockholder and regulatory approvals described above. With respect to any discussions of the expected performance and results of operations of Centex, risks and uncertainties include the following: general economic conditions and interest rates; the cyclical and seasonal nature of Centex’s businesses; adverse weather; changes in property taxes and energy costs; changes in federal income tax laws and federal mortgage financing programs; governmental regulations; changes in governmental and public policy; changes in economic conditions specific to any one or more of Centex’s markets and businesses; competition; availability of raw materials; and unexpected operations difficulties. These and other factors are described in Centex’s most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2003, which is filed with the Securities and Exchange Commission.

Additional Information and Where to Find It. In connection with the recapitalization of its common stock, CXP will be filing a proxy statement with the Securities and Exchange Commission. Investors and security holders are advised to read such proxy statement when it becomes available because it will contain important information. Investors and other security holders can obtain copies of the proxy statement free of charge when it becomes available by directing a request to Centex Construction Products, Inc., Investor Relations, 2728 North Harwood, Dallas, Texas 75201 Telephone: (214-981-6510). You may also obtain free copies of the proxy statement when it becomes available by accessing the SEC’s website at http://www.sec.gov.

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